UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2011

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2011, Seahawk Drilling, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“NASDAQ”) that it has determined that the Company’s common stock will be delisted from NASDAQ following the Company’s filing of a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Case”), and in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ staff has determined that the Company’s common stock will be delisted from The NASDAQ Stock Market. The notification advises the Company that unless it requests an appeal of the delisting determination, trading of the Company’s common stock will be suspended at the opening of business on February 24, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company’s securities from listing and registration on NASDAQ. In support of the delisting determination, NASDAQ identified the filing of the Bankruptcy Case, and the fact that following the sale of substantially all of the Company’s assets, as disclosed in the Company’s Report on Form 8-K filing filed with the SEC on February 14, 2011, the Company may no longer have any operating business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: February 16, 2011	By:	/S/ JAMES R. EASTER
James R. Easter
Senior Vice President and Chief Financial Officer

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